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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in registration statements No. 333-124577 on Form S-3 and No. 333-114844 and No. 333-125165 on Form S-8 of Superior Essex Inc. (the "Company") of our reports dated March 13, 2007 (February 29, 2008 as to Notes 17 and 19) relating to the consolidated financial statements of the Company as of and for each of the two years in the period ended December 31, 2006 and the consolidated financial statement schedule of the Company for each of the two years in the period ended December 31, 2006 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's change in the manner in which it accounts for share-based compensation effective January 1, 2006, the manner in which it accounts for defined benefit pension and other postretirement plans effective December 31, 2006, and the retrospective adjustments for the change in the composition of the Company's reportable segments, as disclosed in Note 17 of such consolidated financial statements) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
February 29, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM